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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 3, 1998, on our audits of the consolidated financial statements and the related financial statement schedules of MBIA Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".




New York, New York                      /s/ PricewaterhouseCoopers LLP
September 3, 1998